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                                                                     EXHIBIT 3.5


                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              BARGO ENERGY COMPANY

Bargo Energy Corporation, a Texas corporation (the "Corporation"), does hereby certify:

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "Act"), the Corporation adopts the following articles of amendment to its Articles of Incorporation:

                                   ARTICLE ONE

The name of the Corporation is Bargo Energy Corporation.

                                   ARTICLE TWO

The following amendment of the Articles of Incorporation was adopted by the shareholders of the Corporation on March 13, 2000. The amendment increases the number of authorized shares of capital stock of the Corporation.

The amendment alters Section 1 of Article Four of the Articles of Incorporation and the full text of the provision as altered is as follows:

"Section 1. The aggregate number of shares which the Corporation will have authority to issue is 210,000,000 of which 200,000,000 will be shares of common stock, par value $0.01 per share ("Common Stock"), and 10,000,000 will be shares of preferred stock, par value $0.01 per share ("Preferred Stock")."

                                  ARTICLE THREE

The total number of shares outstanding of each class or series entitled to vote for or against such amendment is as follows:


      Total
      Shares                   Class               Total Voted For    Total Voted Against
      ------                   -----               ---------------    -------------------
    87,932,726             Common Stock,             72,304,085                0
                          $0.01 par value


    5,000,000          Cumulative Redeemable          5,000,000                0
                     Preferred Stock, Series B
                          $0.01 par value

The holders of a number of shares greater than the minimum number of shares necessary to vote for said amendment have signed a written consent pursuant to
Article 9.10 of the Act and Article Eight of the Articles of Incorporation and any written notice required by Article 9.10 has been given.


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     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed and attested by its duly authorized officers, this 10th day of April, 2000.

                                        BARGO ENERGY COMPANY



                                        By:
                                           ------------------------------------
                                            Jonathan M. Clarkson, President


Attest:


----------------------------------
Secretary